UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2010

GREENE COUNTY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

                                                                            Federal                         0-25165                      14-1809721
                                                                            (State or Other Jurisdiction                             (Commission File No.)                            (I.R.S. Employer
                                                                               of Incorporation)                                                                                                       Identification No.)

                                                                                             302 Main Street, Catskill NY                                                  12414
                                                                                       (Address of Principal Executive Offices)                                                                       (Zip Code)

                                                                                                      Registrant’s telephone number, including area code:     (518) 943-2600

          Not Applicable
       (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events

On October 20, 2010, the Board of Directors of Greene County Bancorp, Inc. approved a regular quarterly cash dividend of $0.175 per share to be payable to shareholders of record on November 12, 2010 as well as a special dividend of $0.20 per share to be payable to shareholders of record on November 12, 2010.  The $0.175 per share quarterly dividend will be payable on December 1, 2010 and the $0.20 per share special dividend will be payable on December 15, 2010.

  A press release announcing the details of the declaration is filed as exhibit 99.1.

Greene County Bancorp, MHC, majority stockholder of the Greene County Bancorp, Inc. and owner of 2,304,632 shares of the 4,121,245 total shares outstanding, has waived the right to receive its portion of the dividends, based on action of its Board of Directors.  Accordingly, the dividends are expected to be paid only on the 1,816,613 shares owned by minority stockholders of Greene County Bancorp, Inc.

Exhibit No.	Description

99                                           Press release dated October 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENE COUNTY BANCORP, INC.

DATE:  October 28, 2010                                                                        By: /s/ Donald E. Gibson
Donald E. Gibson
President and Chief Executive Officer

Exhibit 99.1

FOR IMMEDIATE RELEASE
Date: October 20, 2010
For Further Information Contact:
Donald E. Gibson
President & CEO
(518) 943-2600
donaldg@tbogc.com

GREENE COUNTY BANCORP, INC.
ANNOUNCES REGULAR QUARTERLY CASH DIVIDEND
AND SPECIAL CASH DIVIDEND

Catskill, NY – October 20, 2010.  Greene County Bancorp, Inc. (NASDAQ-GCBC) today announced that its Board of Directors has approved the continuation of the Company’s regular quarterly cash dividend of $0.175 per share.  The dividend reflects an annual cash dividend rate of $0.70 per share.  In addition, the Board of Directors approved a special cash dividend of $0.20 per share.

The Board of Directors approved the special cash dividend in light of the Company’s strong earnings performance over the last several quarters, as well as to allow Company shareholders to take advantage of current low dividend tax rates, which may be allowed to lapse at the end of the calendar year.

The quarterly and special dividend will be paid to shareholders of record as of November 12, 2010.  The $0.175 per share quarterly dividend will be payable on December 1, 2010 and the $0.20 per share special dividend will be payable on December 15, 2010.

The Company is the majority-owned subsidiary of Greene County Bancorp, MHC, a federal mutual holding company, which owns 55.9 percent of the Company’s outstanding shares.  Greene County Bancorp, MHC waived its right to receive dividends on its shares of the Company.

Greene County Bancorp, Inc. is the direct and indirect holding company, respectively, for The Bank of Greene County, a federally-chartered thrift, and Greene County Commercial Bank, a New York-chartered commercial bank, both headquartered in Catskill, New York.  The Banks serve Greene, Columbia and Albany Counties in New York from eleven full-service branch locations.  The Bank expects to open its twelfth branch in Germantown in October 2010, which will be the Bank’s fourth branch in Columbia County, New York

(END)